Exhibit 99.1

For Immediate Release
Contact:	Mark Williams Chief Financial Officer 913/307-1017 www.mediware.com	Thomas Redington 203/222-7399 212/926-1733 www.redington.com

Mediware Authorizes $4 Million Stock Buyback

LENEXA, KS  FEB 6, 2008– Mediware Information Systems, Inc. (Nasdaq: MEDW) announced today that it has authorized a plan for the repurchase of up to $4 million of the Company’s common stock at such times and prices as the President and Chief Executive Officer or Chief Financial Officer of the Company shall determine to be appropriate.  The Company has no obligation to repurchase shares under the program.

Commenting, Kelly Mann, Mediware’s chief executive officer said: “Mediware has had a long-standing commitment to a strong balance sheet and we have decided to utilize that balance sheet strength by the efficient deployment of capital for the benefit of our shareholders.”

About Mediware
Mediware delivers blood and medication management software systems that encapsulate information supporting patient therapies, reinforce patient safety practices and improve efficiencies to lower costs.  Mediware’s customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  For more information about Mediware products and services, visit our web site at www.mediware.com.

Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2007 and subsequent filings on Form 10-Q, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements.

2/6/08